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                                                                 Exhibit 10.3





               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT




                          Dated as of October 31, 1997

                                     among

                            Huntway Partners, L.P.,

                         Lighthouse Investors, L.L.C.,

                         B III Capital Partners, L.P.,

                        Contrarian Capital Fund I, L.P.,

                       Contrarian Capital Fund II, L.P.,

           Mellon Bank, N.A., as trustee for First Plaza Group Trust,

 Oppenheimer & Company, Inc., for itself and as agent for certain affiliates,

                         The IBM Retirement Plan Trust,

                        First Chicago Equity Corporation

                                      and

                         Madison Dearborn Partners, III



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         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this
"AGREEMENT") is entered into as of October 31, 1997, by and among Huntway Partners, L.P., a Delaware limited partnership (including its corporate successor, the "COMPANY"), on the one hand, and Lighthouse Investors, L.L.C., a Delaware limited liability company ("LIGHTHOUSE"), B III Capital Partners, L.P., a Delaware limited partnership ("B III"), Contrarian Capital Fund I, L.P., a Delaware limited partnership ("CONTRARIAN I"), Contrarian Capital Fund II, L.P., a Delaware limited partnership ("CONTRARIAN II"), Mellon Bank, N.A., as trustee for First Plaza Group Trust ("MELLON"), Oppenheimer & Company, Inc., for itself and as agent for certain affiliates as listed under the signature of Contrarian Capital Advisers, L.L.C. on the signature page of this Agreement ("OPPENHEIMER"), The IBM Retirement Plan Trust ("IBM"), First Chicago Equity Corporation ("FIRST CHICAGO"), and Madison Dearborn Partners, III ("MADISON DEARBORN"; Lighthouse, B III, Contrarian I, Contrarian II, Mellon, Oppenheimer, IBM, First Chicago and Madison Dearborn are each referred to as a "HOLDER"), with reference to the following facts:

         Mellon, Oppenheimer, First Chicago and Madison Dearborn (collectively, the "INITIAL HOLDERS") acquired Common Units of the Company pursuant to the Prepackaged Plan of Reorganization of the Company under Chapter 11 of the United States Bankruptcy Code (the "PLAN"). The Initial Holders, Bankers Trust Company, Massachusetts Mutual Life Insurance Company (Bankers Trust Company and Massachusetts Mutual Life Insurance Company are referred to as the "EXCHANGING HOLDERS") and the Company entered into a Registration Rights Agreement, dated as of December 12, 1996 (the "ORIGINAL AGREEMENT") pursuant to the Plan. Lighthouse, B III, Contrarian I, Contrarian II, Oppenheimer, Mellon and IBM (collectively, the "NEW HOLDERS" AND, TOGETHER WITH THE INITIAL HOLDERS, THE "HOLDERS") have acquired from the Company 9 1/4% Senior Subordinated Secured Convertible Notes due 2007 of the Company (the "NOTES") in the principal amount of $21,750,000 in exchange for cash or for Senior Units (Other) and Common Units of the Company that they acquired from the Exchanging Holders, subject to the Original Agreement being amended and restated in the form of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:

     1.  REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

         1.1  Request for Registration

         (a) If the Company shall receive at any time after the date hereof a written request stating that it is pursuant to this section 1.1(a) from New Holders holding at least twenty-five percent (25%) of the Registrable Securities (assuming the conversion into Huntway Equity Securities of all Notes held by the New Holders) held by the New Holders (such New Holders shall be referred to as "INITIATING HOLDERS" with respect to registrations requested under this section 1.1(a)) that the Company file a registration statement under the 1933 Act covering the registration of at least twenty percent (20%) of the Registrable Securities initially issued to the

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New Holders (assuming the conversion into Huntway Equity Securities of all
Notes held by the New Holders) (or a lesser percent if the anticipated aggregate offering price would exceed $10,000,000), then the Company shall, within twenty-one (21) days after the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations and pursuant to the provisions of this section 1.1, file a registration statement under the 1933 Act covering all Registrable Securities which such Holders, within twenty
(20) days after the mailing of such notice by the Company, request to be registered.

         (b) If the Company shall receive at any time after the date hereof, a written request stating that it is pursuant to this section 1.1(b) from Holders holding at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding (assuming the conversion into Huntway Equity Securities of all Notes held by the New Holders) (such Holders shall be referred to as "INITIATING HOLDERS" with respect to registrations requested under this section 1.1(b)) that the Company file a registration statement under the 1933 Act covering the registration of at least twenty percent (20%) of the Registrable Securities initially issued to all of the Holders (assuming the conversion into Huntway Equity Securities of all Notes held by the New Holders) (or a lesser percent if the anticipated aggregate offering price would exceed $10,000,000), then the Company shall, within twenty-one (21) days after the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations and pursuant to the provisions of this section 1.1, file a registration statement under the 1933 Act covering all Registrable Securities which such Holders, within twenty (20) days after the mailing of such notice by the Company, request to be registered.

         (c) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration pursuant to this section 1.1:

              (i) if the Initiating Holders propose to dispose of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under section 1.10;

              (ii) if Initiating Holders shall have initiated two registrations pursuant to this section 1.1, which have been declared or ordered effective and pursuant to which securities have been sold or have been withdrawn by the Initiating Holders other than as a result of a material adverse change to the Company; or

              (iii) if Initiating Holders shall have previously initiated one registration pursuant to this section 1.1 in the same calendar year, which has been declared or ordered effective and pursuant to which securities have been sold or have been withdrawn by the Initiating Holders other than as a result of a material adverse change to the Company.

         (d) Subject to the provisions of this Agreement, including, but not limited to, the foregoing section 1.1(c) and section 1.3(a), the Company shall file a registration statement as soon as reasonably practicable after receipt of the request or requests of the Initiating Holders

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under this section 1.1,  but in any event within ninety (90) days after receipt of such request or requests.

         (e) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to section 1.1(a) or section 1.1(b) and the Company shall include such information in the written notice referred to in section 1.1(a) or section 1.1(b). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and by such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in section 1.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this section 1.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof (but excluding Holders whose Registrable Securities are included in such registration pursuant to section 1.2), including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

         1.2 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (excluding for this purpose a registration effected by the Company for any shareholders pursuant to section 1.1) any of its stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company benefit plan or a registration on Form S-4 relating solely to a business combination), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of section 1.6, cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered. Notwithstanding section 1.3, the Company may withdraw any registration that it proposes to make at any time prior to the effectiveness of that registration.

         1.3 OBLIGATIONS OF THE COMPANY. Whenever required under this section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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         (a)  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of 120-days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 (or any other Form, to the extent permitted by law) which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the 1933 Act, permits an offering on a continuous or delayed basis, except to the extent that all holders of such Registrable Securities may sell those Registrable Securities without regard to the volume limitations contained in Rule 144 under the 1933 Act. Notwithstanding anything to the contrary in this Agreement, the Company may delay filing a Registration Statement, and may withhold efforts to cause a Registration Statement to become effective, for a period not to exceed 120 days, if the Company shall furnish to Holders a certificate signed by the Chairman of the Board (or, prior to the Conversion, the Huntway Managing General Partner) stating that in the good faith judgment of the Board of Directors of the Company (or, prior to the Conversion, the Huntway Managing General Partner), it would be seriously detrimental to the Company and its shareholders or limited partners, as the case may be, for such registration statement to be effected at such time; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period. If, after a Registration Statement becomes effective, the Company advises the holders of registered securities that the Company considers it appropriate for the Registration Statement to be amended or supplemented, the holders of such securities shall suspend any further sales of their registered securities pursuant to such registration statement until the Company advises them that the registration statement has been amended or updated. The Company shall use its best efforts so that the effectiveness of the registration is not suspended for a period in excess of 90 days in any 365 day period.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by such registration statement.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such U.S. jurisdictions as


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shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Cause all such Huntway Equity Securities covered by such registration statement that are not already so listed to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         (h) Provide a transfer agent and registrar for all Registrable Securities covered by such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.5 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to this section 1 (which right may be assigned as provided in section 1.11), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company and one separate counsel for the selling Holders thereunder (selected by the Holders of a majority of the Registrable Securities that are included therein), but excluding underwriting discounts, commissions and stock transfer taxes relating to Registrable Securities.

         1.6 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of Registrable Securities, the Company shall not be required under section 1.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by


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it (or by other Persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested to be included in such offering exceeds the amount of securities that the underwriters determine in good faith is compatible with the success of the offering, the amount or number of Notes or Huntway Equity Securities that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by such Holders (assuming the conversion into Huntway Equity Securities of all Notes held by the New Holders); and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below ten percent (10%) of the total amount of securities included in such registration. Further, no such reduction shall reduce the amount of securities of the selling Holders included in such registration if such registration is pursuant to section 1.1. In no event will securities of any other selling shareholder be included in such registration which would reduce the number or amount of securities which may be included by Holders without the written consent of Holders of not less than two-thirds (66 2/3%) of the Registrable Securities proposed to be sold in the offering.

         If any Holder does not agree to the terms of any such underwriting, the holder shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If securities are so withdrawn from the registration and if the number or amount of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number or amount of securities so withdrawn, with such securities to be allocated among the Persons requesting additional inclusion pro rata according to the total amount of securities entitled to be included in such registration owned by each such Person or in such other proportions as shall be mutually agreed by such selling holders of Huntway Equity Securities.

         1.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this section 1.

         1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this section 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each Person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as


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such losses, claims, damages, or liabilities (or actions in respect thereof)
arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs (i) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling Person of such Holder or any brokerage firm acting as underwriter selected by the Company or any of the Holders or (ii) as a result of such Holder delivering a prospectus in connection with a transaction entered into during a period when the Company has advised such Holder that sales of its registered securities must be suspended. For purposes of this section 1.8, "Holder" shall include any former Holder of Registrable Securities who has participated in a registration pursuant to this section 1.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company and the Huntway General Partners, each of their respective general partners and/or directors, each of their respective officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this section 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this section 1.8(b) exceed the net proceeds from the offering received by such Holder.

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         (c)  Promptly after receipt by an indemnified party under this section
1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section
1.8. The omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section 1.8.

         (d) If the indemnification provided for in this section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this section 1, and otherwise.


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

         1.9 REPORTS UNDER THE 1934 ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

         (b) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the SEC which permits the selling of any such Registrable Securities without registration or pursuant to such form.

         1.10 FORM S-3 REGISTRATION. In case the Company shall receive written request or requests from New Holders holding at least ten percent (10%) of the Registrable Securities then outstanding (assuming the conversion into Huntway Equity Securities of all Notes held by the New Holders) or from Holders holding at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding (assuming the conversion into Huntway Equity Securities of all Notes held by the New Holders) that the Company effect a registration on Form S-3 and any related qualification or compliance (subject to the limits in section 1.3(d)) with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

         (b) use its best efforts, as soon as reasonably practicable, to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after effectiveness of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this section 1.10: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders propose to sell Registrable Securities at any aggregate price to the public of less than $3,000,000; or
(iii) as provided in section 1.3(a) or section 1.3(d).

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

         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this section 1.11 shall not be counted as demands for registration effected pursuant to section 1.1.

         (d) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration or qualification or compliance pursuant to this section 1.10:

              (i) if the Holders shall have initiated eight registrations pursuant to this section 1.10, which have been declared or ordered effective and pursuant to which securities have been sold or have been withdrawn by the Holders other than as a result of a material adverse change to the Company; or

              (ii) if the Holders shall have previously initiated two registrations pursuant to this section 1.10, in the same calendar year, which have been declared or ordered effective and pursuant to which securities have been sold or have been withdrawn by the Holders other than as a result of a material adverse change to the Company.

         1.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities (other than a competitor of the Company) who is a Holder or who, in such assignment or transfer, acquires Notes or Huntway Equity Securities issued upon conversion of Notes that constitute at least twenty-five percent of the Registrable Securities initially issued to such Holder provided:
(a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this section 1; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; and (d) such Holder transferee or assignee owns Registrable Securities (assuming conversion of the Notes into Huntway Equity Securities) representing at least 1 million Common Units of the Company (or the equivalent number of shares of Common Stock following the Conversion). For the purposes of determining the number or amount of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership or limited liability company who are partners or retired partners of such partnership or members or retired members of such limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners, members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this section 1.

        1.12 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request registration or inclusion in any registration pursuant to section 1 shall terminate on such date as all Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90 day period.

        1.13 OTHER REGISTRATION RIGHTS AGREEMENTS. The Company shall not grant any rights to register any of its securities, including, without limitation, the Huntway Equity Securities, without the consent of Two-Thirds in Interest of the Holders.

        2.    DEFINITIONS.

        2.1 GLOSSARY. For purposes of this Agreement, the following terms shall have the following meanings, which shall be equally applicable to both the singular and plural forms of any of such terms.

        "CONVERSION" means the anticipated merger of the Company with and into a newly formed corporation for the purpose of converting the Company into a corporation.

        "FORM S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        "HUNTWAY EQUITY SECURITIES" shall mean the Common Units of the Company, for as long as the Company is a limited partnership, and the Common Stock of the Company after the Company has converted to a corporation.

        "HUNTWAY GENERAL PARTNERS" means the General Partner, the Special General Partner, and any other Person made a general partner pursuant to the terms of the Huntway Partnership Agreement.

        "HUNTWAY MANAGING GENERAL PARTNER" means Huntway Managing Partner L.P., a Delaware limited partnership, and its permitted successors and assigns.

        "HUNTWAY PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Huntway Partners, L.P. dated as of November 9, 1988, among the General Partner and each of the other partners named therein or bound thereby, as amended.

        "PERSON" shall mean a natural person, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, limited liability company, Authority, or any other entity.

        "REGISTER", "REGISTERED" AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the effectiveness of such registration statement or document.

     "REGISTRABLE SECURITIES" means (i) the Notes, (ii) the Huntway Equity Securities issued or issuable on conversion of the Notes, (iii) the Huntway Equity Securities acquired by each Holder from the Company pursuant to the Plan, and (iv) any Huntway Equity Securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities referenced in (i), (ii) or (iii) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his rights under section 1 are not assigned; provided, however, that Notes, Huntway Equity Securities or other securities shall not be treated as Registrable Securities for the purposes of any registration if and so long as at the time of such registration all transfer restrictions and restrictive legends with respect thereto have been or, in the opinion of counsel for the Company, may be removed, and all the Registrable Securities held by such Holder may be sold without restriction (including any volume limitations) under Rule 144 or Rule 145 under the 1933 Act and provided that any Registrable Securities sold by a Person in a transaction in which his or her rights under section 1 are not assigned or with respect to which the holder has no rights to request registration or inclusion in any registration under section 1 pursuant to section 1.12 shall not be included in the term "REGISTRABLE SECURITIES".

     The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of Huntway Equity Securities outstanding which are, and the number of shares of Huntway Equity Securities issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

     "SEC" shall mean the Securities and Exchange Commission.

     "SPECIAL GENERAL PARTNER" means Huntway Holdings, L.P., a Delaware limited partnership.

     "TWO-THIRDS IN INTEREST OF THE HOLDERS" on any date means Holders who in the aggregate own Notes or Huntway Equity Securities or both on that date that aggregate at least sixty-six and 2/3 percent (66 2/3%) of the Registrable Securities (assuming conversion of the Notes into Huntway Equity Securities) owned by all Holders on that date.

     "UNDERWRITTEN OFFERING" means an offering of Huntway Equity Securities to the public pursuant to an effective registration statement that is firmly underwritten by a United States nationally recognized underwriter or underwriters that are selected or approved by the Company in accordance with this Agreement.

     "1933 ACT" shall mean the Securities Act of 1933, as amended.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

     3. MISCELLANEOUS

        3.1 POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on any Holder's part in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other power or right, and the Holders' rights and remedies are cumulative to and are not exclusive of any rights or remedies the Holders would otherwise have, and no waiver or consent given or extended pursuant hereto shall extend to or affect any obligation or right not expressly waived or consented to.

        3.2 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Two-Thirds in Interest of the Holders. Any amendment or waiver effective in accordance with this section 3.2 shall be binding upon each holder of any Notes or Huntway Equity Securities, each future holder of all such Notes or Huntway Equity Securities and the Company.

        3.3 NOTICES. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally by facsimile transmission or three days after being mailed by first class mail, or the next Business Day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by like notice):

        (a)  if to the Company, to:

               Huntway Partners, L.P.
               25129 The Old Road 322
               Newhall, CA  91381
               Attention:  Warren Nelson
               Telephone:(805) 254-1220
               Facsimile:  (805) 286-1588

               with copies to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL  60601
               Attention:  Brian Hogan
               Telephone:  (312) 861-2000
               Facsimile:  (312) 861-2200

        (b) if to the Holders, to the address set forth below their signature on this Agreement, with a copy to:


             Shartsis, Friese & Ginsburg LLP
             One Maritime Plaza, 18th Floor
             San Francisco, CA  94111
             Attention:   Eric M. Sippel, Esq.
             Telephone:   (415) 421-6500
             Facsimile:   (415) 421-2922


        3.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes all prior negotiations, correspondence, agreements and understandings, written and oral, between or among the parties, regarding the subject matter hereof, including, without limitation, the Original Agreement.

        3.5 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns (excluding each successive holder or holders of a Note or Huntway Equity Securities, except to the extent otherwise expressly provided herein).

        3.6 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

        3.7 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the Law of the State of California, without regard to that state's conflict of laws principles.

        3.8 INTERPRETATION. All parties have been assisted by counsel in the preparation and negotiation of this Agreement and the transactions contemplated hereby, and this Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

        3.9 FURTHER ASSURANCES. Each party shall execute such other and further certificates, instruments and other documents as may be necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

        3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

        3.11 ASSIGNMENT. The Company shall not assign this Agreement or any rights hereunder or delegate any duties hereunder except pursuant to the Conversion. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

                                        HUNTWAY PARTNERS, L.P.


                                        By  /s/ Warren J. Nelson
                                           ------------------------------------
                                            Name:Warren J. Nelson
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

LIGHTHOUSE INVESTORS, L.L.C.            B III CAPITAL PARTNERS, L.P.

     By Lighthouse Capital, LLC, its    By  DDJ Capital III, LLC, its General
     Manager                                Partner

By  /s/ Richard S. Spender III          By  DDJ Capital Management, LLC,
  ----------------------------------        Manager
     Richard S. Spencer III
     Manager                            By  /s/ Judy K. Mencher
                                           ------------------------------------
200 Seventh Avenue, Suite 105                Name: Judy K. Mencher
Santa Cruz, CA  95062                        Title:  Member

Telephone:  (408) 477-4046
Facsimile:  (408) 479-3642


CONTRARIAN CAPITAL FUND I, L.P.         CONTRARIAN CAPITAL FUND II, L.P.

By Contrarian Capital Management, LLC,  By Contrarian Capital Management, LLC,
its general partner                     its general partner

By  /s/ Janice M. Stanton               By  /s/ Janice M. Stanton
  ----------------------------------       ------------------------------------
     Janice M. Stanton                       Janice M. Stanton
     Partner                                 Partner


Address:    411 West Putnam, Suite      Address:    411 West Putnam, Suite
            225                                     225
            Greenwich, CT  06830                    Greenwich, CT  06830
Telephone:  (203) 862-8201              Telephone:  (203) 862-8201
Facsimile:  (203) 629-1977              Facsimile:  (203) 629-1977

CONTRARIAN CAPITAL ADVISORS, L.L.C.,            MELLON BANK, N.A., solely in its
as agent for the entities listed below          capacity as Trustee for First Plaza Group
its signature attached hereto.                  Trust (as directed by Contrarian Capital
                                                Advisors, L.L.C.) and not in its individual
                                                capacity
By:  /s/ Janice M. Stanton
   ------------------------------------
     Janice M. Stanton                          By:  /s/ Carole Bruno
     Partner                                        --------------------------
                                                    Name:  Carole Bruno
Address:    411 West Putnam, Suite 225                     Authorized Signatory
            Greenwich, CT  06830                Address:      __________________________
                                                              __________________________
Telephone:  (203) 862-8201
Facsimile:  (203) 629-1977                      Telephone:    __________________________
                                                Facsimile:    __________________________
Oppenheimer Horizon Partners, L.P.
Oppenheimer Institutional Horizon Partners,
L.P.
Oppenheimer International Horizon Fund II,
Ltd.
Oppenheimer & Co., Inc.
The & Trust


THE CHASE MANHATTAN BANK As Directed
Trustee For The IBM Retirement Plan
Trust


By:  See Rider 1
   ------------------------------------
     Michael Rolling, Vice President
     The Chase Manhattan Bank as Directed
     Trustee for the IBM Retirement Plan
     Trust

Address:     __________________________
             __________________________

Telephone:   __________________________
Facsimile:   __________________________


                                               MADISON DEARBORN PARTNERS III


                                               By:  /s/ Samuel M. Mencoff
                                                  -----------------------
                                                  Name:  Samuel M. Mencoff
                                                  Its:  General Partner


                                               FIRST CHICAGO EQUITY
                                               CORPORATION


                                               By:  /s/
                                                  -----------------------
                                                  Name:
                                                  Its:

                                   RIDER 1
Amended and Restated Registration Rights Agreement dated as of October 31, 1997 among Huntway Partners, L.P. and the Holders


The Chase Manhattan Bank has executed this Agreement in its capacity as Trustee ("Trustee") of the IBM Retirement Plan Trust ("Trust") acting hereunder in such capacity pursuant to the directions of Budge Collins, Inc., as Investment Manager as such term is defined in ERISA ("Investment Manager"), in accordance with the terms of the Trust and without limiting the generality of the foregoing, any representations or statements made herein have been made for and on behalf of the Trust in accordance with the directions of the Investment Manager. Not withstanding any other provision of the Agreement, all actions to be taken by or notices to be given to the Trust shall be taken by or given to the Investment Manager.



By:  /s/ Michael L. Rohling                                Date:  10/31/97
   ------------------------------------                          -----------
     MICHAEL L. ROHLING, VICE PRESIDENT
     CHASE MANHATTAN BANK
     AS DIRECTED TRUSTEE FOR
     THE IBM RETIREMENT PLAN TRUST